Exhibit 10.31

PROMISSORY NOTE

Date: August 13, 2008

Principal Amount: $800,000.00

Due Date: August 12, 2013

1. Amount Borrowed. For Value Received, the undersigned, IP Solutions, Inc., a Colorado corporation (hereinafter, the “Borrower”), promises to pay IPZI Acquisition Funding, LLC, a Colorado limited liability company (the “Note Holder”), the principal sum of Eight Hundred Thousand and No/100ths Dollars ($800,000.00), with interest accruing thereon from August 13, 2008 at the annual rate of twelve percent (12%), compounded annually. Principal and interest shall be payable at the address of Note Holder indicated herein below or such other place as the Note Holder may designate upon notice provided in advance to Borrower in writing. The principal amount shall be amortized and paid monthly over a five (5) year period as follows:

(a) Principal and interest shall be payable in monthly installments commencing on September 12, 2008 in the amount of Seventeen Thousand Seven Hundred Ninety-Five and 56/100ths Dollars ($17,795.56) and continuing thereafter on the last day of each month; and

(b) If not sooner paid, the entire principal amount outstanding and accrued interest thereon shall be due and payable on August 12, 2013.

2. Dues Dates and Late Charges. Borrower shall pay to the Note Holder a late charge of five (5%) percent of any monthly payment not received by the Note Holder within ten (10) days after the payment is due.

3. Application of Payments. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second, to accrued but unpaid interest, and then applied to reduction of the principal balance hereof.

4. Prepayment Penalty. Prior to August 12, 2009, there shall be a prepayment penalty of Ninety-Six Thousand and 00/100ths Dollars ($96,000.00) (less any interest paid prior to such prepayment). Prepayment may be made by Borrower any time and from time to time after August 12, 2009 without penalty. Any prepayment made hereunder is to be applied first to accrued unpaid interest, if any, and the remainder of any prepayment to be applied to principal. No partial prepayment shall postpone the due date of any subsequent payment.

5. Default and Right To Cure. Note Holder shall be entitled to declare a default in the event of any or all of the following:

(a) If any payment required by this Note is not paid when due

(b) If Borrower fails to issue 400,000 warrants to the Members of Lender at a strike price of $0.45 per warrant; or

(c) Borrower borrows any other monies or offers security in Borrower or Borrower’s Collateral prior to the Note being paid in full.

In the event that Borrower defaults and Note Holder desires to declare a default, the Note Holder shall first give written notice to Borrower of Note Holder’s intent to declare the Note to be in default. Upon receiving such notice, Borrower shall then have ten (10) days in which to cure the default by, as applicable, (i) paying all due but unpaid amounts for monthly installments, late charges and accrued but unpaid interest, (ii) issuing the warrants, or (iii) curing the restriction against borrowing any monies or offering any security in such collateral. If Borrower fails to timely cure the default, at the option of the Note Holder, the entire remaining principal amount outstanding as well as accrued but unpaid late charges and interest may then be declared due and payable by the Note Holder (“Acceleration”); and the indebtedness shall from then bear interest at the default rate of twenty-one percent (21%) per annum, compounded annually, until fully paid and satisfied.

6. Assignable. This Note is not assignable by Borrower. This Note shall be assignable by Note Holder upon ten (10) business days’ prior written notice, without the prior written consent of the Borrower. Any partial prepayment shall be applied first against any outstanding late charges or collection costs, then against interest, and then to the principal amount outstanding and shall not postpone the due date of any subsequent payments.

7. Waivers. Except as expressly provided otherwise herein, Borrower hereby waives presentment for payment, protest and demand, notice of protest, demand and dishonor and notice of non-payment of this Note.

/s/ Ron Pitcock

8. Notices. Any notice to Borrower provided for in this Note shall be in writing and shall be deemed given upon (a) personal delivery to Borrower or delivery by a nationally recognized overnight delivery service or (b) three (3) business days after mailing such notice by first-class U.S. mail return receipt requested, addressed to Borrower at the Borrower’s address below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be deemed given upon (i) personal delivery to Note Holder or delivery by a nationally recognized overnight delivery service or (ii) three (3) business days after mailing such notice by first-class U.S. mail, return receipt requested, to the Note Holder at the address stated below or to such other address as Note Holder may designate by notice to Borrower:

To Borrower:

IP Solutions, Inc.

1720 Bellaire Street, Suite 200

Denver, CO 80222

ATTN: CEO

To Note Holder:

IPZI Acquisition Funding, LLC

Attn: Nicholas Scheidt

7260 Osceola Street

Westminster, CO 80030

9. Security. The indebtedness evidenced by this Note is secured as provided in that certain separate Security Agreement entered into on the same date as the Note between Borrower and the undersigned Note Holder, which is incorporated fully herein by reference. Pursuant to such Agreement, Borrower grants to Note Holder a security interest in the following property and any and all additions, accessions, and substitutions thereto and any proceeds therefrom (hereinafter the “Collateral”), including, without limitation, Borrower’s: assets, equipment, inventory, tools, contracts, accounts receivable, cash, furniture, fixtures, and other assets, tangible or otherwise, to secure payment of the indebtedness evidenced by this Note or any modifications, amendments or extensions thereof. Borrower further grants Note Holder the right to file UCC-1 statements reflecting its security interest in the Collateral.

10. General Provisions. The terms and provisions of this Note are intended to be and shall be governed, interpreted and construed pursuant to the laws of the State of Colorado and venue for any legal action relating to the interpretation or enforcement of the provisions of this Note or the obligations arising hereunder shall be proper in the County of Adams, State of Colorado. The prevailing party in any such dispute shall be awarded its reasonable attorneys’ fees and costs. The provisions of this Note may not be waived, changed or discharged orally, but only by an agreement in writing signed by Borrower and Note Holder; and any oral waiver, change or discharge of any term or provision of this Note shall be without authority and of no force or effect. No delay or omission on the part of Note Holder hereof in exercising any right hereunder shall operate as a waiver of such right or a remedy on any future occasion. If any clause or provision of this Note is determined to be invalid or unenforceable, then each such provision shall first be modified to the extent necessary to make it legal and enforceable and then if necessary, severed from the remainder of the Note to allow the remainder of the Note to remain in full force and effect. The captions to the sections of this Note are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary, by implication or otherwise, any of the provisions of this Note.

Dated: This 13th day of August, 2008.

BORROWER:

IP Solutions, Inc.

By:	/s/ Ron Pitcock
Ron Pitcock, CEO

STATE OF COLORADO	)
) ss.
COUNTY OF Denver_ )

The foregoing instrument was acknowledged before me this 13 day of August, 2008 by Ron Pitcock, CEO of IP Solutions, Inc.

Witness my hand and official seal.

My commission expires: June 3, 2012

N. Schroer

Notary Public

GUARANTY

The undersigned, Iptimize, Inc., a Delaware corporation, hereby expressly and unconditionally guaranties the payment and performance of all obligations, liabilities, promises, warranties and covenants of IP Solutions, Inc., a Colorado corporation, pursuant to the terms and conditions of the foregoing Promissory Note, as if the undersigned was the Borrower.

Iptimize, Inc., a Delaware Corporation

By:	/s/ Ron Pitcock
Name:	Ron Pitcock
Title:	CEO
Address:	1720 Bellaire Street, Suite 200 Denver, CO 80222

STATE OF COLORADO	)
) ss.
COUNTY OF Denver )

The foregoing instrument was acknowledged before me this 13th day of August, 2008 by Ron Pitcock, CEO of IPtimize, Inc.

Witness my hand and official seal.

My commission expires: June 3, 2012

N. Schroer

Notary Public

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